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                                      EXHIBIT C

                                      AGREEMENT

                             JOINT FILING OF SCHEDULE 13D
                             ----------------------------

    The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Genta Incorporated and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.



Date:  October 8, 1997                 J.F. SHEA CO., INC.
         Walnut, California
                                       By:       /s/ Edmund H. Shea, Jr.
                                          -------------------------------------
                                          Edmund H. Shea, Jr.
                                          Vice President

Date:  October 8, 1997                 JOHN F. SHEA
         Walnut, California
                                       By:       /s/ John F. Shea
                                          -------------------------------------

Date:  October 8, 1997                 EDMUND H. SHEA, JR.
         Walnut, California
                                       By:       /s/ Edmund H. Shea, Jr.
                                          -------------------------------------

Date:  October 8, 1997                 PETER O. SHEA
     Walnut, California
                                       By:       /s/ Peter O. Shea
                                          -------------------------------------

Date:  October 8, 1997                 JAMES G. SHONTERE
     Walnut, California

                                       By:       /s/ James G. Shontere
                                          -------------------------------------